UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Amendment No.

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	June 6, 2011

BOOMERANG SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-10176	22-2306487
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 Madison Avenue Morristown, NJ 07960
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:	(973) 538-1194

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On June 6, 2011 Boomerang Systems, Inc. (the “Company”) announced in a press release that it intends to offer up to $25 million of its common stock in a private placement, subject to market conditions.  The Company intends to use net proceeds of the offering for working capital, general corporate purposes and capital expenditures.

The shares being offered have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

A copy of the press release is attached hereto as Exhibit 99.1.  The information in this Item 7.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

(d)  The following exhibit is furnished as part of this report:

99.1	Press Release dated June 6, 2011, issued by Boomerang Systems, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boomerang Systems, Inc.
(Registrant)

Date:	June 6, 2011	By:	/s/ Mark R. Patterson
Mark R. Patterson
Chief Executive Officer